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                                                                   EXHIBIT 10.14
                                                                   -------------
                            ARTICLES OF PARTNERSHIP
                            -----------------------

              NT Gargiulo L.P. ("Gargiulo"), a Delaware Limited
         Partnership, and Dresick Farms, Inc. ("Dresick"), a California corporation, voluntarily associate themselves together as General Partners pursuant to the terms and conditions set forth in these Articles of Partnership.


                      ARTICLE 1 -- NATURE OF PARTNERSHIP
                      ----------------------------------

                               Type of Business

              1.01 The Partnership shall engage in the business of acquiring and operating a produce packaging facility, and growing, harvesting and packaging tomatoes and other fresh produce ("produce") and in such activities as may be incidental thereto. In furtherance of its business purpose the Partnership will enter into an independent custom farming agreement with Dresick, and may do so with other produce growers, and will enter into a marketing agreement with Gargiulo, which agreements shall be independent and separate and apart from the Partnership obligations of Dresick and Gargiulo.

                              Name of Partnership

              1.02 The name of the Partnership shall be NT Gargiulo & Dresick Associates, a California General Partnership.

                              Term of Partnership

              1.03 The Partnership commenced on 15 December 1992 and shall continue until terminated by the Partners, provided, however, neither Partner shall terminate the Partnership without written consent of the other Partner for a period of three (3) years.

                               Place of Business

              1.04 The principal administrative place of business of the Partnership shall be in Watsonville, Santa Cruz County, California or at such other place or places as may from time to time be agreed on by the Partners.


                            ARTICLE 2 -- FINANCIAL
                            ----------------------

              2.01 The initial capital of the Partnership shall be Seven Hundred Fifty Thousand Dollars ($750,000) contributed by the Partners as follows:
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                    a.  Dresick shall contribute to the Partnership the sum
         of Two Hundred Fifty Thousand Dollars ($250,000) and shall have a one-third (1/3) interest in the Partnership.

                    b. Gargiulo shall contribute to the Partnership the sum of Five Hundred Thousand Dollars ($500,000) and shall have a two thirds (2/3) interest in the Partnership.

                      Additional Contributions to Capital

              2.02 The Partners may be required to make additional contributions to the capital of this Partnership. In the event a Partner is unable to make a capital contribution when required, the other Partner may make the contribution for and in behalf of that Partner, which amount shall be treated as a loan to that Partner, bearing interest at the prime rate or the rate at which the individual Partners borrow funds (the higher of the two, if there is a disparity), whichever is more. Any such sums loaned in this manner shall be due as agreed by the Partners, or in the absence of agreement, on demand. Neither Partner shall be allowed to make a voluntary contribution to capital without the written consent of the other Partner.

                             Withdrawal of Capital

              2.03 No portion of the capital of the Partnership may be withdrawn at any time without the express written consent of both Partners.

                              Interest on Capital

              2.04 Neither Partner shall be entitled to interest on its contribution to the capital of the Partnership.

                             Loans to Partnership

              2.05 Neither Partner may loan or advance money to the Partnership without the written consent of the other Partner. Any such loan by a Partner to the Partnership shall be separately entered in the books of the Partnership as a loan to the Partnership, shall bear interest at such rate as may be agreed on by the lending Partner and the other Partner, and shall be evidenced by a promissory note delivered to the lending Partner and executed in the name of the Partnership by the other Partner.


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                               Books of Account

              2.06 Complete and accurate accounts of all transactions of the Partnership shall be kept in proper books, and both Partners shall enter, or cause to be entered therein, a full and accurate account of all its transactions on behalf of the Partnership.

                              Inspection of Books

              2.07 The books of account and other records of the Partnership shall, at all times, be kept in the principal administrative place of business of the Partnership, and both of the Partners shall, at all times, have access to, and may inspect and copy, any of them. A duplicate set of the books of account and other records of the Partnership shall be kept in a safe deposit box at a bank to be selected by the Partners or with an accountant to be selected by the Partners.

                             Method of Accounting

              2.08 The books of account of the Partnership shall be kept on an accrual basis.

                                  Fiscal Year

              2.09 The fiscal year of the Partnership shall end on 30 June of each year.

                                  Accountings

              2.10 As soon after the close of each fiscal year as is reasonably practicable, or at quarterly intervals as the Partners shall decide, a full and accurate inventory and accounting shall be made of the affairs of the Partnership, for the quarter or fiscal year last ending. On such accounting being made, the net profit or net loss sustained by the Partnership during such quarter or fiscal year shall be ascertained and credited or debited, as the case may be, in the books of the account of the Partnership to the respective Partners in the proportions specified in Paragraph 2.12 of these Articles.

                          Definition of Profits and Losses

              2.11 The terms "net profits" and "net losses" as used in these Articles shall mean the net profits and net losses of the Partnership determined for each accounting period provided for in these Articles according to rules and regulations promulgated in the Internal Revenue Code.


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                              Profits and Losses

              2.12 The net profits or net losses of the Partnership shall be credited or charged, as the case may be, to the Partners as follows: one-third (1/3) shall be credited or charged to Dresick, two-thirds (2/3) shall be credited or charged to Gargiulo.

                               Capital Accounts

              2.13 An individual capital account shall be maintained for each Partner consisting of its contribution to the initial capital of the Partnership, any additional contributions to the Partnership capital made pursuant to these Articles, and any amounts transferred from a Partner's income account to its capital account pursuant to these Articles. A Partner's capital account shall be determinative of its interest in the Partnership, it being the intent of the Partners, in the absence of express agreement to the contrary, that Dresick shall have a one-third (1/3) interest and Gargiulo shall have a two-thirds (2/3) interest. Additional capital contributions or transfers from the income accounts shall be effected by or for each Partner in accordance with these respective interests.

                                Income Accounts

              2.14 An individual income account shall be maintained for each Partner. At the end of each fiscal year or at quarterly intervals as the Partners shall decide, each Partner's share of the net profits or net losses of the Partnership shall be credited or debited to its income account. All of each Partner's distributive share of the net profits shall be paid to each Partner within sixty (60) days following the close of the quarter or fiscal year.

                                 Bank Accounts

              2.15 All funds of the Partnership shall be deposited in accounts in the name of the Partnership at such bank or banks as may from time to time be selected by both the Partners. All withdrawals from any such account or accounts shall be made only by check.


                  ARTICLE 3 -- RIGHTS AND DUTIES OF PARTNERS
                  ------------------------------------------

                          Time Devoted to Partnership

              3.01 Both Partners shall devote as much time to the ordinary business of the Partnership as may be required, and such additional time as the exigencies of the business and


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         extraordinary circumstances may require in the furtherance of such business.

                                 Compensation

              3.02 Neither Partner in its capacity as a partner shall be entitled to compensation for services rendered to the Partnership. Dresick, in its capacity as an independent grower for the Partnership, and Gargiulo, in its capacity as the marketing agent for the Partnership, shall each be entitled to compensation as agreed by each with the Partnership.

                                  Management

              3.03 Gargiulo shall manage the Partnership business on a day-to-day basis. Both Partners shall have an equal voice in major management decisions of the Partnership business such as, for example, significantly expanding or reducing the size or capacity or production volume of its harvesting or packaging commitments, making major capital improvements, entering into contracts with additional growers, or for different produce, modifying the terms of any independent grower agreement or marketing agreement, or encumbering or selling any of the Partnership assets. Any differences arising between the Partners as to matters connected with the Partnership business shall be resolved and decided by negotiation and compromise.

                          Power to Incur Liabilities

              3.04 Subject to the provisions of Paragraph 3.03, the power to incur liabilities shall be distinguished as follows:

                    a. In its capacity as Managing Partner Gargiulo shall have sole and exclusive authority to bind the Partnership in making contracts and incurring obligations in the name and on the credit of the Partnership in the ordinary course of the Partnership business. Gargiulo shall be indemnified by the Partnership for any act taken, or business decision made in good faith in the ordinary course of business.

                    b. The consent and affirmative acts of both Partners shall be required to bind the Partnership with respect to matters outside the ordinary course of the Partnership business.

                           Reimbursement of Expenses

              3.05 The Partnership shall indemnify a Partner for payments made and liabilities reasonably incurred in the ordinary and proper conduct of the Partnership business or for the preservation


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         of the Partnership business or property.  Direct costs shall be reimbursed at the actual amounts expended. Indirect costs, including overhead and administrative expenses, shall be reimbursed as agreed by the Partners.

                                Prohibited Acts

              3.06 Neither Partner shall, without the prior written consent of the other Partner:

                    a. Sell any Partnership inventory at less than fair market price;

                    b.  Loan any Partnership funds to third parties;

                    c. Extend Partnership credit to any person a Partner has notified the Partnership is not credit worthy, or trustworthy;

                    d. Incur any obligations in the name or on the credit of the Partnership except in the ordinary course of the Partnership business;

                    e. Become bail, surety, or endorser for any other person;

                    f. Any loss sustained by the Partnership because of the breach of this paragraph 3.06 by any Partner shall be deducted from such Partner's share of the net profits of the Partnership, or if the net profits of the Partnership for the fiscal year in which the breach occurred are insufficient, from such Partner's capital interest in the Partnership. In the alternative the Partner may elect to pay the full sum in cash on demand.

                           Partner's Separate Debts

              3.07 Each Partner shall pay and discharge as they become due its separate obligations, and protect the other Partner and the Partnership from all related costs, claims and demands.

                            Assignment of Interest

              3.08 In the event either Partner elects to sell, assign, mortgage, hypothecate or encumber all or any portion of its interest in the Partnership, the other Partner shall have a right of first refusal to purchase, accept the assignment, or otherwise take the interest, or any part, being offering. A change for any reason in the control of Dresick or Gargiulo shall be deemed an assignment by that Partner and permit exercise of a right of first refusal by the other Partner, the purchase price to be determined as set forth in Paragraph 4.04.


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                    ARTICLE 4 -- TERMINATION OF PARTNERSHIP
                    ---------------------------------------

                               Dissolution of Partner

              4.01 The voluntary or involuntary dissolution of either Partner shall effect a termination of that Partner's interest in the Partnership.

                         Bankruptcy and Charging Order

              4.02 The remaining Partner may by service of a written notice stating the effective date thereon on both the Partner and on the trustee in bankruptcy of such Partner or the judgment creditor of such Partner who has obtained a charging order against such Partner's interest, terminate such Partner's interest in the
         Partnership:

                    a. If a Partner has been adjudged bankrupt pursuant to a petition in bankruptcy filed by or against it under the Bankruptcy Act of the United States;

                    b. Against whose interest in the Partnership a charging order has been issued pursuant to Section 15028 of the California Corporations Code and not removed within thirty (30) days after it is issued.

                            Withdrawal of a Partner

              4.03 Either Partner may voluntarily withdraw from the Partnership by giving the other Partner at least thirty (30) days notice of tis intention to do so; however, there shall be no such voluntary withdrawal for a period of three (3) years from the commencement of the partnership.

                    Option to Purchase Terminated Interest

              4.04 On termination of the Partnership, or withdrawal of a Partner, the remaining Partner shall have the option to purchase the interest of the terminated or withdrawing Partner in the assets and goodwill of the Partnership business by paying to such Partner or the person legally entitled thereto the value of such interest determined as provided in Paragraph 4.05 of these Articles. The remaining Partner shall give notice of its exercise of such option in the following manner:

                    a. If the Partnership is dissolved due to the dissolution of the corporate Partner, by serving written notice of exercise of such option on all of the shareholders of the dissolved or dissolving corporate Partner within thirty (30) days of receiving notification of the pending corporate dissolution.


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                    b.  If the Partnership is dissolved by the voluntary
         withdrawal of a Partner, by serving written notice of the exercise of such option on the withdrawing Partner within thirty days after service on the remaining Partner of the notice of withdrawal provided in Paragraph 4.03 of these Articles.

                    c. If the Partnership is dissolved for the reasons specified in Paragraph 4.02(a) or (b) of these Articles, by serving written notice of the exercise of such option on both the terminated Partner and its trustee in bankruptcy, or the judgment creditor who secured a charging order against such Partner's interest, at the same time the notice of termination of such Partner's Partnership interest is served on said persons.

                        2. All accounts receivable due the Partnership that are more than ninety calendar days old and not barred by the statute of limitations at one-half their face value;

                        3. All accounts receivable due the Partnership that are less than ninety (90) calendar days old at their full face value;

                        4. Goodwill and other intangible assets of the Partnership at their fair cash market value.

                          Payment and Purchase Price

              4.06 On exercise of the option to purchase the Partnership interest of a withdrawing or terminated Partner, the remaining Partner shall pay to the person or entity legally entitled thereto the value of such interest determined as provided in Paragraph
         4.05 of these Articles in the following manner:

                    One-fourth thereof in cash within ninety (90) days of withdrawal or termination, if the Partners agreed on the price, or within ninety (90) days of receipt by them of the report of the appraisers provided for in Paragraph 4.05, and the balance in thirty six (36) equal monthly installments commencing not later than ninety days after the receipt of such report of appraisers. Each monthly installment shall be applied first to interest at the rate of ten percent (10%) per annum on the then remaining unpaid principal balance of such purchase price from the date the appraiser's report was received by the remaining Partner and then to the reduction of the principal thereof.


                     Assumption of Partnership Obligations

              4.07 On any purchase or sale of a Partnership interest being made as in this Article provided, the remaining Partner shall assume all the Partnership obligations and shall protect and

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         indemnify the withdrawing or terminated Partner and the property of such withdrawing or terminated Partner from liability for any such obligation.

                             Publication of Notice

              4.08 On any purchase and sale of a Partnership interest being made as in this Article provided, the remaining Partner shall at its own cost and expense, as soon as reasonably practicable after giving notice of exercise of option to purchase such interest, cause to be prepared, published, filed and served such notices as may be required by law to protect the withdrawing or terminated Partner from liability for future obligations of the Partnership business.

                           Dissolution Without Sale

              4.09 On dissolution of the Partnership other than as provided in Paragraphs 4.01 through 4.08 of these Articles, the affairs of the Partnership shall be wound up, the assets liquidated, the debts paid and the remaining funds divided among the Partners according to their respective interests in the Partnership business.


                          ARTICLE 5 -- MISCELLANEOUS
                          --------------------------

                                    Notices

              5.01 Any notices between the parties provided for or permitted under these Articles or by law shall be in writing and shall be deemed duly served when personally delivered to a Partner, or in lieu of such personal service, when deposited in the United States mail, certified, postage prepaid, addressed to such Partner at the address given or to such other place as may from time to time be specified in a notice given pursuant to this paragraph as the address for service of notice on such Partner:

              Dresick Farms, Inc.           NT Gargiulo, L.P.
              P.O. Box 1260                 P.O. Box 1570
              Huron CA                      Watsonville, CA  95077

                                            and

                                            15000 Old 41 North
                                            Naples, FL  33963

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                            Consents and Agreements

              5.02 Any and all consents and agreements provided for or permitted by these Articles shall be in writing and a signed copy thereof shall be filed and kept with the books of the Partnership.

                                Attorneys' Fees

              5.03 Should any litigation be commenced between the parties concerning any provision of these Articles or the rights and duties of any person in relation thereof, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for attorney's fees in such litigation which shall be determined by the court in such litigation or in a separate action brought for that purpose.

                            Sole and Only Agreement

              5.04 This instrument contains the only agreement of the parties relating to their Partnership and correctly sets forth the rights, duties and obligations of each to the other as of its date. Any prior agreements, promises, negotiations, or representations not expressly set forth in these Articles are of no force and effect.

                                  Successors

              5.05 This agreement and each of its terms and provisions shall be binding upon the parties, and their successors and assigns.


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              Executed in Santa Cruz County, California on __ January 1993
         by NT Gargiulo L.P. and in Fresno County, California on __ January 1993 by Dresick Farms, Inc.

                                                 NT Gargiulo L.P.
                                                 a Limited Partnership

                                            By:  NT Gargiulo G.P. Inc.
                                                 Its General Partner



                                            By:    /s/ John Gargiulo
                                                 --------------------------
                                                 John Gargiulo
                                                 Vice President



                                                 Dresick Farms, Inc.
                                                 a California Corporation



                                            By:    /s/ Mike Dresick
                                                 --------------------------
                                                 Mike Dresick
                                                 President



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                                FIRST AMENDMENT

                                      TO

                            ARTICLES OF PARTNERSHIP
                            -----------------------

              This Amendment, effective 1 June 1993, is between NT GARGIULO, L.P., a Delaware limited partnership ("Gargiulo") and DRESICK FARMS, INC., a California corporation ("Dresick").

                                   RECITALS

              A. Gargiulo and Dresick formed a California general partnership named "NT Gargiulo & Dresick Associates" pursuant to Articles of Partnership dated 14 January 1993 ("Articles of Partnership").

              B. The parties desire to amend the Articles of Partnership as here set forth.


              C. For good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

                    1.  The Articles of Partnership are amended by deleting
              Section 3.03 (entitled "Management") in its entirety, and by substituting the following:

                        Management.
                        ----------

                        3.03 Gargiulo shall manage the Partnership business
                    on a day-to-day basis. Notwithstanding the foregoing, action on the following matters shall require the approval of Dresick:

                               (i)  Sale of all or substantially all of the
                    assets of the Partnership, whether by direct sale, merger, consolidation or otherwise.

                              (ii)  Pledging or otherwise encumbering all
                    or substantially all of the Partnership assets.

                             (iii)  Making capital improvements having a
                    cost in excess of One Hundred Thousand and no/100 Dollars ($100,000.00) for each such capital improvement.



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                        In the event of disagreement between the Partners
                    with respect to any matter which requires the approval of both Partners, the Partners shall first attempt to resolve such dispute by negotiation and compromise.

                    2. Except as here amended, the Articles of Partnership remain in full force and effect.

              Executed by John D. Gargiulo for NT Gargiulo, G.P., Inc. and Mike Dresick for Dresick Farms, Inc., at Firebaugh, California on 25 June 1993.

                                            NT GARGIULO, L.P.



                                            By:   /s/ John D. Gargiulo
                                                -------------------------
                                                John D. Gargiulo
                                                Vice President
                                                NT Gargiulo, G.P., Inc.,
                                                Its General Partner



                                            DRESICK FARMS, INC.



                                            By:   /s/ Mike Dresick
                                                -------------------------
                                                Mike Dresick, President








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